INFINEX VENTURES INC.

3914 Seaton Place, Las Vegas, Nevada 89121

Tel: 702-387-4005 - Fax: 702-387-4006

(CNW GROUP) Infinex Ventures, Inc.

Trading Symbol: IFNX: OB

April 18, 2006

Infinex Ventures Inc. (OTCBB:IFNX) today announces the resignation of Mr. Stefano Masullo, from its Board of Directors.

On Behalf of the Board

INFINEX VENTURES INC.

Michael De Rosa, President

Contact Mr. Michael De Rosa www.infinexventures.com

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Infinex Ventures, Inc. has little or no control